UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: February 2, 2017
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1271 Avenue of the Americas, 14th Floor, New York, New York 10020
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	REGULATION FD DISCLOSURE

E*TRADE Financial Corporation (the “Company”) is presenting at the Credit Suisse Financial Services Forum today, February 7, 2017. During the presentation, the Company will discuss its Daily Average Revenue Trades (DARTs) for the month of January. For January 2017, the Company reports DARTs of 201,464, an eight percent increase from December 2016. Derivatives represented 29 percent of total DARTs in January, unchanged from the prior month. The Company intends to issue its standard monthly activity report for January on or about February 14, 2017. Additionally, a copy of the Company’s updated presentation is available on its corporate website, about.etrade.com.

Investors should note that the Company announces material financial information in SEC filings, press releases, and public conference calls. Based on guidance from the SEC, the Company may also use the Investor Relations section of its corporate website, about.etrade.com, to communicate with investors about the Company. It is possible that the financial and other information posted there could be deemed to be material information. The information on the Company’s corporate website is not part of this filing.

The information appearing in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange act of 1934, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events.

On February 2, 2017, the Board of Directors of the Company declared a cash dividend of $32.638889 per share on its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A. This cash dividend will be distributed on March 15, 2017 to stockholders of record as of the close of business on February 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 7, 2017

E*TRADE FINANCIAL CORPORATION

		By:	/s/ Lori S. Sher
			Name:	Lori S. Sher
			Title:	Corporate Secretary